Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Freight Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.011 per share(1)
	Equity	Preferred Shares, par value $0.0001 per share(1)
	Debt	Debt Securities(1)
	Other	Warrants(1)
	Other	Purchase Contracts(1)
	Other	Rights(1)
	Other	Depositary Shares(1)
	Other	Units(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457	(o)	(1)	(2)	$15,000,000	0.0000927	$1,390.50

Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares, par value $0.011 per share
	Equity	Preferred Shares, par value $0.0001 per share(1)
	Debt	Debt Securities
	Other	Warrants
	Other	Purchase Contracts
	Other	Rights
	Other	Units

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415	(a)(6)	(3)	(3)	$44,944,320	0.0001212		F-3	333-233408	September 19, 2019	$5,448	(3)

Total Offering Amounts							$59,944,320
Total Fees Previously Paid									$6,060
Total Fee Offsets									-
Net Fee Due									$1,390.50

1.	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $15,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $15,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as part of units, which may consist of any combination of the securities registered hereunder.
2.	Pursuant to General Instruction I.C of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price.
3.	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include unsold securities of the Registrant previously registered on its registration statement on Form F-3 (Registration No. 333-233408 ), filed with the Securities and Exchange Commission on September 11, 2019 and declared effective on September 19, 2019, which the Registrant refers to as the Prior Registration Statement. The previously paid filing fee relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities registered on this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any such unsold securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.